Exhibit 99.5

SCG (CHINA) HOLDING CORPORATION

(A Wholly-Owned Subsidiary of ON Semiconductor Corporation)

CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2003 and 2002 and for

the Years Ended December 31, 2003, 2002 and 2001

and as of July 2, 2004 (unaudited) and for the six months

ended July 2, 2004 and July 4, 2003 (unaudited)

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholder

of SCG (China) Holding Corporation

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholder’s equity and of cash flows present fairly, in all material respects, the financial position of SCG (China) Holding Corporation and subsidiary (a wholly-owned subsidiary of ON Semiconductor Corporation) at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The Company has extensive transactions and relationships with ON Semiconductor Corporation and its affiliates. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

PRICEWATERHOUSECOOPERS LLP

Phoenix, Arizona

February 2, 2004, except for the

third paragraph of Note 2 for which

the date is February 9, 2004

SCG (CHINA) HOLDING CORPORATION

(A Wholly-Owned Subsidiary of ON Semiconductor Corporation)

CONSOLIDATED BALANCE SHEET

	December 31,		July 2, 2004
	2003	2002
			(unaudited)
	(in millions, except share data)
ASSETS
Cash and cash equivalents	$4.9	$8.0	$11.5
Receivables	4.2	3.4	2.5
Inventories	4.3	3.5	5.6
Other current assets	1.8	3.1	1.2
Due from affiliates	21.7	0.3	12.4

Total current assets	36.9	18.3	33.2
Property, plant and equipment, net	119.2	131.2	114.6

Total assets	$156.1	$149.5	$147.8

LIABILITIES, MINORITY INTEREST AND STOCKHOLDER’S EQUITY
Accounts payable	$11.3	$6.9	$9.1
Accrued expenses	1.1	0.8	1.5
Due to affiliates	9.2	—	6.5
Current portion of long-term debt	4.8	10.5	4.8

Total current liabilities	26.4	18.2	21.9
Notes payable to affiliate	—	63.3	—
Long-term debt	63.2	9.5	60.8

Total liabilities	89.6	91.0	82.7

Commitments and contingencies (See Note 7)	—	—	—

Minority interest in consolidated subsidiary	26.0	22.8	25.3

Common stock ($0.01 par value, 1,000 shares authorized, 1,000 shares issued and outstanding)	—	—	—
Additional paid-in capital	24.2	24.2	24.2
Retained earnings	16.3	11.5	15.6

Total stockholder’s equity	40.5	35.7	39.8

Total liabilities, minority interest and stockholder’s equity	$156.1	$149.5	$147.8

The accompanying notes are an integral part of these financial statements.

SCG (CHINA) HOLDING CORPORATION

(A Wholly-Owned Subsidiary of ON Semiconductor Corporation)

CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended December 31,			Six months ended
	2003	2002	2001	July 2, 2004	July 4, 2003
				(unaudited)
Revenues:
External revenues	$8.2	$9.2	$8.7	$4.8	$4.8
Revenues from affiliates	116.6	88.8	52.0	61.7	53.1

Total revenues	124.8	98.0	60.7	66.5	57.9

Cost of sales	112.8	85.4	47.7	61.6	52.4

Gross profit	12.0	12.6	13.0	4.9	5.5

Operating expenses:
General and administrative	0.4	0.3	0.3	0.2	0.1

Total operating expenses	0.4	0.3	0.3	0.2	0.1

Operating income	11.6	12.3	12.7	4.7	5.4

Interest expense	(2.7)	(4.3)	(6.1)	(1.0)	(1.6)
Other income	—	0.5	—	—	—

Other expenses, net	(2.7)	(3.8)	(6.1)	(1.0)	(1.6)

Income before income taxes and minority interest	8.9	8.5	6.6	3.7	3.8
Income tax provision	(0.9)	(0.9)	(0.1)	(0.3)	(0.5)
Minority interest	(3.2)	(2.8)	(2.5)	(1.4)	(1.3)

Net income	$4.8	$4.8	$4.0	$2.0	$2.0

The accompanying notes are an integral part of these financial statements.

SCG (CHINA) HOLDING CORPORATION

(A Wholly-Owned Subsidiary of ON Semiconductor Corporation)

CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY

	Common Stock	Additional Paid-In Capital	Retained Earnings	Total
	(in millions)
Balance at December 31, 2000	$—	$24.2	$3.0	$27.2

Comprehensive income
Net income	—	—	4.0	4.0

Balance at December 31, 2001	—	24.2	7.0	31.2

Dividends paid	—	—	(0.3)	(0.3)
Comprehensive income
Net income	—	—	4.8	4.8

Balance at December 31, 2002	—	24.2	11.5	35.7

Comprehensive income
Net income	—	—	4.8	4.8

Balance at December 31, 2003	—	24.2	16.3	40.5

Dividends paid (unaudited)	—	—	(2.7)	(2.7)
Comprehensive income (unaudited)
Net income (unaudited)	—	—	2.0	2.0

Balance at July 2, 2004 (unaudited)	$—	$24.2	$15.6	$39.8

The accompanying notes are an integral part of these financial statements.

SCG (CHINA) HOLDING CORPORATION

(A Wholly-Owned Subsidiary of ON Semiconductor Corporation)

CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended December 31,			Six months ended
	2003	2002	2001	July 2, 2004	July 4, 2003
				(unaudited)
	(in millions)
Cash flows from operating activities:
Net income	$4.8	$4.8	$4.0	$2.0	$2.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16.7	14.6	11.3	8.3	8.3
Minority interest	3.2	2.8	2.5	1.4	1.3
Other	0.1	—	—	—	0.4
Changes in assets and liabilities:
Receivables	(0.8)	(0.3)	(0.5)	1.7	(0.7)
Inventories	(0.8)	(1.6)	(0.1)	(1.3)	(1.5)
Other assets	0.2	(2.2)	(1.6)	(0.3)	(0.3)
Due from affiliates	(21.4)	(0.3)	7.3	9.3	(20.7)
Accounts payable	4.4	2.7	(6.6)	(2.2)	1.7
Accrued expenses	0.3	0.3	(0.1)	0.4	(0.3)
Due to affiliates	9.2	(4.7)	4.7	(2.7)	10.6

Net cash provided by operating activities	15.9	16.1	20.9	16.6	0.8

Cash flows from investing activities:
Purchases of property, plant and equipment	(3.7)	(14.0)	(31.1)	(2.8)	(0.9)

Net cash used in investing activities	(3.7)	(14.0)	(31.1)	(2.8)	(0.9)

Cash flows from financing activities:
Proceeds from debt issuance	48.0	—	9.5	—	—
Proceeds from intercompany long term debt	—	—	5.0	—	—
Repayment of intercompany long term debt	(63.3)	—	—	—	(5.0)
Repayment of long-term debt	—	—	—	(2.4)	—
Dividend to minority shareholder of consolidated subsidiary	—	—	—	(2.1)	—
Dividend to Parent	—	(0.3)	—	(2.7)	—

Net cash provided by (used in) financing activities	(15.3)	(0.3)	14.5	(7.2)	(5.0)

Net increase (decrease) in cash and cash equivalents	(3.1)	1.8	4.3	6.6	(5.1)
Cash and cash equivalents, beginning of period	8.0	6.2	1.9	4.9	8.0

Cash and cash equivalents, end of period	$4.9	$8.0	$6.2	$11.5	$2.9

The accompanying notes are an integral part of these financial statements.

SCG (CHINA) HOLDING CORPORATION

(A Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1:  Background and Basis of Presentation

SCG (China) Holding Corporation (the “Company”) is a wholly-owned subsidiary of ON Semiconductor Corporation (“ON Semiconductor” or “Parent”). The Company’s primary asset is its majority ownership in Leshan-Phoenix Semiconductor Company Limited (“Leshan”), a joint venture with Leshan Radio Company, Ltd., (“LRC”) located in Leshan, China that is engaged in the manufacture of semiconductor products. Leshan purchases die from ON Semiconductor as well as third parties, converts such die into semiconductor products and the sells such products to ON Semiconductor and LRC.Pursuant to the related agreement, requests for production capacity are made to the board of directors of Leshan by ON Semiconductor and LRC. These requests represent purchase commitments of ON Semiconductor and LRC; however, each may elect to pay the cost associated with the unused capacity (which is generally equal to the fixed cost of the capacity), in lieu of the commitment. ON Semiconductor committed to purchase 82%, 85% and 81% of Leshan’s production capacity in 2003, 2002 and 2001, respectively, and is currently committed to purchase 86% of expected 2004 production. In 2003, 2002 and 2001, ON Semiconductor purchased 90%, 76% and 43%, respectively, of Leshan’s production. Because ON Semiconductor purchased less than it’s committed amounts in certain months in 2003, 2002 and 2001, it incurred $0.5 million, $1.5 million and $6.4 million in underutilization charges, respectively. ON Semiconductor and LRC have guaranteed Leshan a fixed return on equity (15% in 2003, 2002 and 2001) and its related sales prices have been determined accordingly.

Formerly known as the Semiconductor Components Group of the Semiconductor Products Sector of Motorola, Inc., ON Semiconductor was a wholly-owned subsidiary of Motorola Inc. (“Motorola”) prior to its August 4, 1999 recapitalization (the “Recapitalization”). ON Semiconductor continues to hold, through direct and indirect subsidiaries, substantially all the assets and operations of the Semiconductor Components Group of Motorola’s Semiconductor Products Sector. The Company was capitalized by the issuance of 1,000 shares of common stock to ON Semiconductor in connection with the Recapitalization.

In the second quarter of 2003, the Company adopted FASB Interpretation No. 46 (“FIN No. 46”), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51”. FIN No. 46 requires that certain variable interest entities (“VIE’s”) be consolidated by the primary beneficiary, as that term is defined in FIN No. 46 The Company determined that its investment in Leshan meets the definition of a VIE and that the Company (through its relationship with ON Semiconductor) is the primary beneficiary; therefore, the investment in Leshan is consolidated in accordance with FIN No. 46. The Company had previously accounted for its investment in Leshan using the equity method. While consolidation of the its investment in Leshan did not impact the Company’s net income (loss) or stockholders’ equity (deficit), financial information of prior periods has been revised for comparative purposes as allowed by FIN No. 46.

The accompanying unaudited financial statements as of July 2, 2004 and for the six months ended July 2, 2004 and July 4, 2003, respectively, have been prepared in accordance with generally accepted accounting principles for interim financial information and on the same basis of presentation as the audited financial statements. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for financial statements. In the opinion of the Company’s management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim periods. The footnote disclosures related to the interim financial information included herein are also unaudited.

Note 2:  Liquidity

During the quarter and six months ended July 2, 2004, ON Semiconductor incurred a net loss of $3.5 million and $51.1 million, respectively, compared to a net loss of $57.5 million and $108.0 million, respectively, for the

SCG (CHINA) HOLDING CORPORATION

(A Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

quarter and six months ended July 4, 2003. ON Semiconductor’s net loss included net charges from restructuring, asset impairments and other, net of $0.9 million and $14.0 million, respectively for the quarter and six months ended July 2, 2004 as compared to $34.6 million for the quarter and six months ended July 4, 2003. ON Semiconductor’s net loss for the quarter and six months ended July 2, 2004 also included charges of $27.4 million and $60.4 million, respectively, for loss on debt prepayment as compared to charges of $3.5 million for the six months ended July 4, 2003. ON Semiconductor’s net loss for the six months ended July 4, 2003 included a charge of $21.5 million relating to a change in accounting principle described in Note 3. Net cash provided by operating activities was $52.9 million and $85.7 million for the quarter and six months ended July 2, 2004, respectively, as compared to net cash provided by operating activities of $12.1 million and $16.7 million for the quarter and six months ended July 4, 2003, respectively.

At July 2, 2004, ON Semiconductor had $257.7 million in cash and cash equivalents, net working capital of $253.8 million, term and revolving debt of $1,174.0 million in the aggregate and a stockholders’ deficit of $466.9 million. ON Semiconductor’s long-term debt includes $320.2 million (net of discount) under its senior bank facilities; $124.9 million (net of discount) of its 12% first-lien senior secured notes due 2010; $190.6 million (net of discount) of its 13% second-lien senior secured notes due 2008; $34.2 million of its 12% senior subordinated notes due 2009; $260.0 million of its zero coupon convertible senior subordinated notes due 2024; $146.9 million under its 10% junior subordinated note due 2011; $22.4 million under a note payable to a Japanese bank due 2010; $65.6 million under loan facilities with Chinese banks; and $9.2 million of capital lease obligations. ON Semiconductor was in compliance with all of the covenants contained in its various debt agreements as of July 2, 2004 and expects to remain in compliance over the next twelve months.

During the year ended December 31, 2003, ON Semiconductor incurred a net loss of $166.7 million compared to net losses of $141.9 and $831.4 million in 2002 and 2001, respectively. ON Semiconductor’s net results included restructuring, asset impairments and other, net of $61.2 million, $27.7 million and $150.4 million in 2003, 2002 and 2001, respectively, as well as interest expense of $151.1 million, $152.5 million and $143.6 million, respectively. ON Semiconductor’s operating activities provided cash of $45.7 million in 2003 and $46.4 million in 2002 and used cash of $116.4 million in 2001.

At December 31, 2003, ON Semiconductor had $186.6 million in cash and cash equivalents, net working capital of $212.5 million, term or revolving debt of $1,302.9 million and a stockholders’ deficit of $644.6 million. ON Semiconductor’s long-term debt includes $320.1 million under its senior bank facilities; $191.6 million (net of discount) of its 13% senior secured notes due 2010; $292.6 million (net of discount) of its 12% senior secured notes due 2008; $260.0 million of its 12% senior subordinated notes due 2009; $139.9 million under a 10% junior subordinated note payable to Motorola due 2011; $48.0 million under a loan facility with a Chinese bank due 2013; $24.3 million under a note payable to a Japanese bank due 2010; $20.0 million under a loan facility with a Chinese bank due 2007; and $6.4 million under a capital lease obligations. ON Semiconductor was in compliance with all of the covenants contained in its various debt agreements at December 31, 2003 and expects to remain in compliance over the next twelve months.

In February 2004, ON Semiconductor completed a public offering of common stock resulting in net proceeds of $226.7 million, after deducting the underwriting discount of $10.8 million ($0.3141 per share) and estimated offering expenses of $2.4 million, which includes $1.3 million that were unpaid as of July 2, 2004 and $0.3 million of bank amendment fees that were paid as of July 2, 2004. The net proceeds were used to redeem $70.0 million principal amount of the ON Semiconductor’s 13% senior secured notes due 2010 and $105.0 million principal amount of the 12% senior secured notes due 2008 at a redemption price of 112% of the principal amount of such notes. The remaining proceeds were used for general corporate purposes.

SCG (CHINA) HOLDING CORPORATION

(A Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In April 2004, ON Semiconductor commenced a cash tender offer for all of its outstanding 12% Senior Subordinated Notes due 2009. ON Semiconductor redeemed $225.8 million as of July 2, 2004, and redeemed the remaining $34.2 million outstanding principal amount of senior subordinated notes on August 2, 2004 at 106% of par value, using cash and cash equivalents. In order to finance the cash tender offer, ON Semiconductor issued $260.0 million of zero coupon convertible senior subordinated notes due 2024 and cash on hand. The notes do not bear cash interest, nor does the principal amount accrete. The notes are fully and unconditionally guaranteed on an unsecured senior subordinated basis by certain existing and future subsidiaries of ON Semiconductor.

ON Semiconductor’s ability to service its long-term debt, to remain in compliance with the various covenants and restrictions contained in its financing agreements and to fund working capital, capital expenditures and business development efforts will depend on its ability to generate cash from operating activities which is subject to, among other things, its future operating performance as well as to general economic, financial, competitive, legislative, regulatory and other conditions, some of which may be beyond its control.

If ON Semiconductor fails to generate sufficient cash from operations, it may need to raise additional equity or borrow additional funds to achieve its longer term objectives. There can be no assurance that such equity or borrowings will be available or, if available, will be at rates or prices acceptable ON Semiconductor. Management believes that cash flow from operating activities coupled with existing cash balances will be adequate to fund the ON Semiconductor’s operating and capital needs as well as to enable it to maintain compliance with its various debt agreements through July 2, 2005. To the extent that results or events differ from ON Semiconductor’s financial projections and business plans, the ON Semiconductor’s liquidity may be adversely impacted.

Note 3:  Significant Accounting Policies

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Significant estimates have been used by management in conjunction with the measurement of valuation allowances relating to receivables and inventories; future cash flows associated with long-lived assets; and, the fair values of financial instruments. Actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The carrying amount of cash and cash equivalents approximates fair value due to the short-term maturities of such instruments.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost and are depreciated over estimated useful lives of 30-40 years for buildings and 3-20 years for machinery and equipment using accelerated and straight-line methods.

Expenditures for maintenance and repairs are charged to operations in the year in which the expense is incurred. When assets are retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations in the period realized.

SCG (CHINA) HOLDING CORPORATION

(A Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company evaluates the recoverability of the carrying amount of its property, plant and equipment whenever events or changes in circumstances indicate that the related carrying amount of an asset may not be recoverable. Impairment is assessed when the undiscounted expected cash flows derived from an asset are less than its carrying amount. Impairment losses are measured as the amount by which the carrying value of an asset exceeds its fair value and are recognized in operating results. Judgment is used when applying these impairment rules to determine the timing of the impairment test, the undiscounted cash flows used to assess impairments and the fair value of an impaired asset. The dynamic economic environment in which the Company operates and the resulting assumptions used to estimate future cash flows impact the outcome of these impairment tests.

Revenue Recognition

The Company recognizes revenue when semiconductor products are shipped to affiliated companies or third parties. Revenues from affiliates include the cost of raw materials and assembly and test services performed plus a markup based on an intercompany transfer pricing agreement.

Stock-Based Compensation

The Company accounts for employee stock options relating to the common stock of ON Semiconductor in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and related pronouncements (“APB 25”) and provides the pro forma disclosures required by Statement of Financial Accounting Standards (“SFAS”) No. 123 “Accounting for Stock Based Compensation”. The Company measures compensation expense relating to non-employee stock awards in accordance with SFAS No. 123.

Had the Company determined employee stock compensation expense in accordance with SFAS No. 123, the Company’s net income for 2003 and 2002 and for the six months ended July 2, 2004 and July 4, 2003, respectively would not have been materially different from the net income reported.

The fair value of each option grant has been estimated at the date of grant using a Black-Scholes option-pricing model with weighted-average assumptions of a 5 year expected life in both 2003 and 2002, 3.14% and 4.40% risk-free interest rate and 1.01 and 0.7 volatility in 2003 and 2002, respectively.

The fair value of each option grant has been estimated at the date of grant using a Black-Scholes option-pricing model with weighted-average assumptions of a 5 year expected life in both the first quarter of 2004 and 2003, 3.20% and 3.14% risk-free interest rate and 0.70 and 1.01 volatility in first quarter of 2004 and 2003, respectively. There were no stock option grants in the second quarter of 2004 and 2003.

Certain employees of the Company participate in ON Semiconductor stock option plans. During 2003, there were 4,000 options granted to such employees with a weighted average fair value of $3.98. As of December 31, 2003, there were 27,135 shares of options outstanding of which 5,844 were exercisable. There were no stock option grants in 2001. Generally, the options granted under these plans vest over a period of four years. Upon the termination of an option holder’s employment, all unvested options will immediately terminate and vested options will generally remain exercisable for a period of 90 days after date of termination (one year in the case of death or disability).

The weighted-average estimated fair value of employee stock options granted during 2003 and 2002 was $3.98 and $1.97 per share, respectively.

SCG (CHINA) HOLDING CORPORATION

(A Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The weighted-average estimated fair value of employee stock options granted during first quarter of 2004 and 2003 was $4.24 and $3.98 per share, respectively. There were no stock option grants in the second quarter of 2004 and 2003.

Income Taxes

Income taxes are accounted for using the asset and liability method. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for those deferred tax assets for which it is more likely than not that the related benefits will not be realized.

Foreign Currencies

The Company utilizes the U.S. dollar as its functional currency. The net effects of gains and losses from foreign currency transactions and from the translation of foreign currency financial statements into U.S. dollars are included in current operations.

Related Party Transactions

The Company has extensive transactions and relationships with ON Semiconductor and its affiliates including intercompany pricing agreements and certain manufacturing and information technology support agreements. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

Contingencies

The Company is involved in a variety of legal matters that arise in the normal course of business. Based on information available, management evaluates the relevant range and likelihood of potential outcomes. In accordance with SFAS No. 5, “Accounting for Contingencies”, the Company records the appropriate liability when the amount is deemed probable and estimable.

Recent Accounting Pronouncements

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”. SFAS No 149 amends and clarifies the accounting guidance on derivative instruments (including certain derivative instruments embedded in other contracts) and hedging activities that fall within the scope of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, with certain exceptions, and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not impact the Company’s financial condition or results of operations.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity”. SFAS No. 150 specifies that freestanding financial instruments within its scope constitute obligations of the issuer that must be classified as liabilities and carried at liquidation

SCG (CHINA) HOLDING CORPORATION

(A Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

value. Such freestanding financial instruments include mandatorily redeemable financial instruments, obligations to repurchase the issuer’s equity shares by transferring assets, and certain obligations to issue a variable number of shares. Equity securities of consolidated entities that meet the definition of a mandatorily redeemable security by virtue of having a finite life (“mandatorily redeemable minority interests”) are included in the scope of SFAS No. 150. The minority interest associated with the Company’s investment in Leshan is a mandatorily redeemable minority interest within the scope of SFAS No. 150 by virtue of Leshan’s finite life of 50 years as specified in its organizational documents. In November 2003, the FASB issued Staff Position No. 150-3 which deferred the measurement and classification provisions of SFAS No. 150 relating to Leshan pending further action by the FASB. The Company is required to disclose the liquidation value of the Leshan minority interest which the Company believes approximates the related carrying value of $26.0 million as of December 31, 2003. The Company’s adoption of the other provisions of SFAS No. 150 in 2003 did not impact its financial condition or results of operations.

Note 4:  Balance Sheet Information

Balance sheet information is as follows (in millions):

	December 31,		July 2, 2004
	2003	2002
Inventories
Work-in-process	$4.2	$3.5	$5.5
Finished goods	0.1	—	0.1

	$4.3	$3.5	$5.6

Other current assets:
Value added taxes receivable	$0.5	$2.2	$—
Other	1.3	0.9	1.2

	$1.8	$3.1	$1.2

Property, plant and equipment, net:
Land	$3.3	$3.3	$3.3
Buildings	24.7	23.9	24.7
Machinery and equipment	148.2	145.6	151.0

Total property, plant and equipment	176.2	172.8	179.0
Less: Accumulated depreciation	(57.0)	(41.6)	(64.4)

	$119.2	$131.2	$114.6

Depreciation expense related to property, plant and equipment totaled $15.6 million, $13.8 million and $10.5 million for the years ended December 31, 2003, 2002 and 2001, respectively.

SCG (CHINA) HOLDING CORPORATION

(A Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 5:  Income Taxes

Geographic source of income (loss) before income taxes and minority interest are as follows (in millions):

	Year Ended December 31,
	2003	2002	2001
United States	$—	$0.6	$—
Foreign	8.9	7.9	6.6

	$8.9	$8.5	$6.6

The provision (benefit) for income taxes is as follows (in millions):

	Year Ended December 31,
	2003	2002	2001
Current	$0.9	$0.9	$0.1
Deferred	—	—	—

	$0.9	$0.9	$0.1

A reconciliation of the China statutory income tax rate to the Company’s effective income tax rate is as follows:

	Year Ended December 31,
	2003	2002	2001
U.S federal statutory rate	35.0%	35.0%	35.0%
Increase (decrease) resulting from:
Foreign rate differential	(25.0)	(25.0)	(25.0)
Other	0.1	0.6	(8.5)

	10.1%	10.6%	1.5%

Income taxes have not been provided on the undistributed earnings of the Company’s foreign subsidiaries (approximately $35.7 million at December 31, 2003) over which it has sufficient influence to control the distribution of such earnings and has determined that such earnings have been reinvested indefinitely. These earnings could become subject to additional tax if they were remitted as dividends, if foreign earnings were lent to any of the Company’s subsidiaries, or if the Company sells its investment in such subsidiaries. The Company estimates that repatriation of these foreign earnings would generate additional foreign tax withholdings of $7.3 million. Cash paid for income taxes was $0.2 million, $1.3 million and $0.0 million for the years ended December 31, 2003, 2002 and 2001, respectively.

The Company files income tax returns with the taxing authorities in the various jurisdictions in which it operates. Certain of these income tax returns remain subject to audit by the local tax authorities. Management believes that the resolution of any issues raised by such taxing authorities, including application of any related determinations to subsequent open years, will not have an adverse effect on the Company’s financial condition or results of operations.

SCG (CHINA) HOLDING CORPORATION

(A Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 6:  Long Term Debt

In connection with the Recapitalization described in Note 1, ON Semiconductor loaned the Company $28.3 million, at an interest rate of 3.5%, to refinance third-party non-recourse loans. During 2001 and 2000, ON Semiconductor loaned the Company an additional $5.0 million and $30.0 million, respectively, to finance facility expansion. The loan of $63.3 was fully repaid by the Company in 2003.

The Company’s long-term debt includes a $20.0 million loan facility from a Chinese bank. Aggregate loans under this facility, which was entered into in November 2000, are comprised of $16 million of borrowings denominated in U.S. dollars and $4 million of borrowings denominated in Chinese Renminbi (based on year-end exchange rates). Interest on these loans is payable quarterly and accrues at a variable rate based on published market rates in China for six-year term loans. During the fourth quarter of 2003, the Company exercised its ability to extend the maturity of this loan for three years under the same terms and conditions, thereby extending scheduled principal payments to $10.5 million due in the fourth quarter of 2006 and $9.5 million due in the first quarter of 2007. The effective interest rate for loan denominated in U.S dollars is 2.63%, 2.63% and 2.94% at July 2, 2004 December 31, 2003, December 31, 2002, respectively. The effective interest rate for loan denominated in Chinese Renminbi is 5.31%,5.06% and 5.76% at July 2, 2004, December 31, 2003 and December 31, 2002, respectively.

The Company’s long-term debt also includes a $48.0 million loan facility from another Chinese Bank. The loan facility was entered into in the fourth quarter of 2003 and is comprised of two $24.0 million tranches. The first tranche has a 10-year term with a maturity in December 2013; the second tranche has a three year term with scheduled principal payments through December 2006 extendible for an additional three years under certain circumstances. Each tranche bears interest at a rate of LIBOR plus 1.5% per annum, payable quarterly. The effective interest rate is 3.35%, 2.72% at July 2, 2004 and December 31, 2003, respectively. Cash paid for interest for the years ended December 31, 2003, 2002 and 2001 was $2.7 million, $4.3 million and $6.0 million, respectively.

Note 7:  Commitment and Contingencies

Legal Matters

ON Semiconductor is currently involved in a variety of legal matters that arose in the normal course of business. Based on information currently available, management does not believe that the ultimate resolution of these matters will have a material adverse effect on ON Semiconductor’s financial condition, results of operations or cash flows.

Common Stock Collateral Pledge

On May 6, 2002, ON Semiconductor and Semiconductor Components Industries, LLC (“SCI LLC”) (collectively, the “Issuers”) issued $300 million principal amount of second lien notes due 2008. The notes are jointly and severally, fully and unconditionally guaranteed on a senior basis by ON Semiconductor’s domestic restricted subsidiaries that are guarantors under its senior subordinated notes. In addition, the notes and guarantees are secured on a second priority basis by the capital stock or other equity interests of ON Semiconductor’s domestic subsidiaries including the Company, 65% of the capital stock or other equity interests of its first-tier foreign subsidiaries and substantially all other assets, in each case that are held by ON Semiconductor or any of the guarantors, but only to the extent that obligations under its senior bank facilities are secured by a first-priority lien thereon.

SCG (CHINA) HOLDING CORPORATION

(A Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

On March 3, 2003, the Issuers issued $200.0 million principal amount of first-lien senior secured notes due 2010 (the “First-Lien Notes”). The notes are fully and unconditionally guaranteed on a joint and several basis by each of the domestic subsidiaries of ON Semiconductor (other than SCI LLC). In addition, the notes and guarantees are secured on a first-priority basis by the capital stock or other equity interests of ON Semiconductor’s domestic subsidiaries including the Company, 65% of the capital stock or other equity interests of its first-tier foreign subsidiaries including the Company, and substantially all other assets, in each case that are held by ON Semiconductor or any of the guarantors, but only to the extent that obligations under its senior bank facilities are secured by a first-priority lien thereon.

Purchase Obligations

As of July 2, 2004 and December 31, 2003, the Company had $8.1 million and $2.2 million of capital purchase commitments, respectively.

Note 8:  Fair Value of Financial Instruments

The Company uses the following methods to estimate the fair value of its financial instruments:

Cash and Cash Equivalents

The carrying amount approximates fair value due to the short-term maturities of such instruments.

Notes Payable to Affiliate

Due to the related-party nature of the notes payable to affiliate, it was not practicable to estimate their fair values due to the inability to obtain quoted market prices to determine current market rates for similar instruments. At December 31, 2002, the carrying value of the notes payable to affiliate was $63.3 million.

Long-term Debt

The fair values of the Company’s long-term borrowings are determined based on market prices for comparable debt instruments. The carrying value of long-term debt approximates fair value at December 31, 2003 and 2002.